United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2012

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Mr. Douglas H. Yaeger will retire as Chairman, Director and Chief Executive Officer of The Laclede Group, Inc. (“Company”) and as Chairman, President and Chief Executive Officer of Laclede Gas Company (“Gas”) on February 1, 2012.  At today’s Board of Directors meeting, the Company’s Board appointed Ms. Suzanne Sitherwood, who currently serves as the Company’s President, as Chief Executive Officer, and she will also serve as Chairman, President and Chief Executive Officer of Gas, all effective February 1, 2012.

Ms. Sitherwood, 51, has over 30 years’ experience in the natural gas industry.  On September 1, 2011, she was appointed President of the Company.  Until August 2011, Ms. Sitherwood was Senior Vice President of Southern Operations for AGL Resources and President of Atlanta Gas Light, Chattanooga Gas and Florida City Gas.  A description of her material contracts and arrangements with the Company, including compensation arrangements, were disclosed under the caption “President’s Compensation,” in the Company’s definitive proxy statement filed with the Securities Exchange Commission on Schedule 14A on December 19, 2011, which is incorporated by reference herein.

Further, the Board appointed Mr. William E. Nasser to serve as Chairman of the Company’s Board of Directors effective February 1, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on January 26, 2012.  At the meeting the shareholders voted on the following items:

Proposal 1

The following persons were elected to the Company’s Board of Directors to hold office until the 2015 annual meeting of shareholders or until a successor is duly qualified and elected:
	Number of Votes
	For	Withheld	Broker Non-Votes
Arnold W. Donald	14,813,680	419,616	3,836,344
Anthony V. Leness	14,938,880	294,416	3,836,344
William E. Nasser	14,910,986	322,310	3,836,344

The following person was elected to the Company’s Board of Directors to hold office until the 2013 annual meeting of shareholders or until a successor is duly qualified and elected:
	Number of Votes
	For	Withheld	Broker Non-Votes
Suzanne Sitherwood	14,948,019	285,277	3,836,344

Proposal 2

The approval of The Laclede Group 2006 Equity Incentive Plan as amended received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
13,949,754	1,089,535	194,007	3,836,344

Proposal 3

The ratification of Deloitte & Touche LLP to serve as independent registered public accountants for fiscal year 2012 received the following vote:

Number of Votes
For	Against	Abstain
18,685,005	280,984	103,651

Item 7.01 Regulation FD Disclosure

The Company issued the attached news release announcing the declaration of dividends, the results of the annual meeting of shareholders, the appointment of a new chairman of the Board of Directors, and Ms. Sitherwood’s promotion.  The text of that release is included in Exhibit 99.2 attached to this report.

Item 8.01 Other Events

The Board today also approved reducing the size of the Board from ten to nine effective with Mr. Yaeger’s retirement from the Board on February 1, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1           Description of Ms. Sitherwood’s compensation arrangements under the caption “President’s Compensation,” as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement filed on Schedule 14 on December 19, 2011, incorporated herein by reference.

99.2           Press release dated January 26, 2012.

The information contained in this report under Items 7.01 and 9.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing with the Securities and Exchange Commission whether made before or after the date hereof and regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: January 26, 2012	By:	/s/D. H. Yaeger
D. H. Yaeger Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1
Description of Ms. Sitherwood’s compensation arrangements under the caption “President’s Compensation,” as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement filed on Schedule 14 on December 19, 2011, incorporated herein by reference (File No. 1-16681).

99.2	Press release dated January 26, 2012 re annual meeting results and dividend declaration.